UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 27, 2016

JPMorgan China Region Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-06686	22-3178023

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Beacon Street, 18th Fl., Boston, MA	02108

(Address of Principal Executive Offices)	(Zip Code)

(800) 441-9800

Registrant’s Telephone Number, Including Area Code

JPMorgan China Region Fund, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07. Submission of Matters to a Vote of Security Holders

Signatures

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On November 9, 2015, JPMorgan China Region Fund (“JFC” or the “Fund”) was notified by Alexander R. Hamilton, a member of the Board of Directors (the “Board”) of the Fund, that he would not stand for re-election as a Class II director at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Additionally, on November 9, 2015, the Fund was notified by John R. Rettberg, a member of the Board of the Fund, that he would not stand for re-election as a Class II director at the Annual Meeting. Messrs. John R. Rettberg’s and Alexander R. Hamilton’s decisions to not stand for re-election were not due to any disputes or disagreements with the Fund on any matters relating to the Fund’s operations, policies or practices.

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of JFC was held on July 20, 2016. A quorum was present at the Annual Meeting. Three matters were submitted to the stockholders and voted upon at the Annual Meeting, which are more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2016 (the “Proxy Statement”). One matter was put forth by the Board: to elect two (2) Directors of the Fund, John R. Hass and Alistair E.M. Laband, to hold office for the term indicated and until their successors shall have been elected and qualified. The Board recommended stockholders vote for both nominees.

In addition, Ancora Advisors LLC, (“Ancora”), the manager of two dissident Stockholders, Ancora Catalyst Fund LP and Merlin Partners LP, put forth two Stockholder proposals for consideration at the Annual Meeting (the “Ancora Proposals”). The proposals were: (i) that the Investment Advisory Agreement between JPMorgan China Region Fund, Inc. and JF International Management Inc. shall be terminated effective as soon as is legally permissible thereunder; and (ii) the Stockholders of JPMorgan China Region Fund, Inc. request that the Board of Directors authorize a self-tender offer for all of the outstanding shares of the Fund’s common stock, par value $0.01 per share, at or close to net asset value. If more than 50% of the Fund’s outstanding shares are submitted for tender, then the Stockholders request that the tender offer be cancelled and that the Fund should be liquidated or converted into an exchange traded fund or an open-end mutual fund. The Board recommended the shareholders vote against each of the Ancora Proposals.

At the Annual Meeting, the Fund’s stockholders voted in accordance with the recommendations of the Board, approving the appointment of the two Directors of the Fund, and to reject the two proposals put forth by Ancora. The final results, certified by the American Election Services, Inc., the independent inspector of elections for the Annual Meeting, were as follows:

(1)	to elect two (2) Directors of the Fund, to hold office for the term indicated and until their successors shall have been elected and qualified:

	For	Withheld
Hass	4,658,869	793,318
Laband	4,658,941	793,246

(2)	that the Investment Advisory Agreement between JPMorgan China Region Fund, Inc. and JF International Management Inc. shall be terminated effective as soon as is legally permissible thereunder:

For	Against	Abstain
748,682	4,462,875	23,646

(3)	the Stockholders of JPMorgan China Region Fund, Inc. request that the Board of Directors authorize a self-tender offer for all of the outstanding shares of the Fund’s common stock, par value $0.01 per share, at or close to net asset value. If more than 50% of the Fund’s outstanding shares are submitted for tender, then the Stockholders request that the tender offer be cancelled and that the Fund should be liquidated or converted into an exchange traded fund or an open-end mutual fund:

For	Against	Abstain
1,032,137	4,180,838	15,316

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan China Region Fund, Inc.

By: /s/ Lucy Dina
Date: July 27, 2016	Name: Lucy Dina
Title: Secretary